Exhibit 99.1 – Certification of Chief Executive Officer and Chief Financial Officer

CERTIFICATION OF PERIODIC FINANCIAL REPORT

                              James C. Holly and Kenneth R. Taylor hereby certify as follows:

                              1.  They are the Chief Executive Officer and Chief Financial Officer, respectively, of Sierra Bancorp.

                              2.  The Form 10-Q of Sierra Bancorp for the Quarter Ended September 30, 2002 complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) and the information contained in the report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Sierra Bancorp.

/s/ JAMES C. HOLLY

James C. Holly President & Chief Executive Officer

/s/ KENNETH R. TAYLOR

Kenneth R. Taylor Senior Vice President & Chief Financial Officer